As filed with the Securities and Exchange Commission on July 17, 1996
                                              Registration No. 333-05045


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              _____________________

                                  AMENDMENT NO. 1
                                     to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              _____________________


                                       ENTERGY ARKANSAS CAPITAL I
      ENTERGY ARKANSAS, INC.           ENTERGY ARKANSAS CAPITAL II
   (Exact name of registrant as       ENTERGY ARKANSAS CAPITAL III
    specified in its charter)        (Exact name of each registrant
                                          as specified in Trust
             Arkansas                          Agreements)
 (State or other jurisdiction of
  incorporation or organization)                Delaware
                                     (State or other jurisdiction of
            72-0245590                incorporation or organization
 (I.R.S. Employer Identification           of each registrant)
             Number)
                                         Each to be Applied for
     425 West Capitol Avenue         (I.R.S. Employer Identification
   Little Rock, Arkansas  72201                 Numbers)
          (501) 377-4000
(Address, including zip code, and      c/o Entergy Arkansas, Inc.
   telephone number, including              639 Loyola Avenue
    area code, of registrant's        New Orleans, Louisiana  70113
   principal executive offices)               504-576-4308
                                      (Address, including zip code,
                                     and telephone number, including
                                     area code, of each registrants'
                                      principal executive offices)



          R. DRAKE KEITH                  WILLIAM J. REGAN, JR.
            President                 Vice President and Treasurer
      Entergy Arkansas, Inc.             Entergy Arkansas, Inc.
     425 West Capitol Avenue                639 Loyola Avenue
      Little Rock, Arkansas           New Orleans, Louisiana  70113
           501-377-4000                       504-576-4308

     LAURENCE M. HAMRIC, Esq.           THOMAS J. IGOE, JR., Esq.
     DENISE C. REDMANN, Esq.               KEVIN STACEY, Esq.
      Entergy Services, Inc.                Reid & Priest LLP
        639 Loyola Avenue                  40 West 57th Street
  New Orleans, Louisiana  70113         New York, New York  10019
           504-576-2272                       212-603-2000

   (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                     SUBJECT TO COMPLETION, DATED JULY 17, 1996
          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED ___________________

                 __________________________ Preferred Securities
                           ENTERGY ARKANSAS CAPITAL I
   ___% Cumulative Quarterly Income Preferred Securities, Series A (QUIPSsm)*
               (liquidation preference $25 per preferred security)

           fully and unconditionally guaranteed as set forth herein by

                             ENTERGY ARKANSAS, INC.
                                ________________
      The ___% Cumulative Quarterly Income Preferred Securities, Series A (the "Series A Preferred Securities"), offered hereby represent undivided beneficial interests in the assets of Entergy Arkansas Capital I, a trust created under the laws of the State of Delaware (the "Series A Issuer"). Entergy Arkansas, Inc. (formerly Arkansas Power & Light Company), a Arkansas corporation (the "Company"), will be the owner of the beneficial interests represented by common securities of the Series A Issuer (the "Series A Common Securities"). The Bank of New York is the Property Trustee of the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing the Series A Preferred Securities and the Series A Common Securities and investing the proceeds thereof in ___% Junior Subordinated Deferrable Interest Debentures, Series A, Due _____ (the "Series A Debentures") to be issued by the Company. The Series A Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of Preferred Securities-- Subordination of Common Securities" in the accompanying Prospectus.
                                                        (Continued on next page)
                                       ______

      See "Risk Factors" beginning on page S-___ hereof for certain information relevant to an investment in the Series A Preferred Securities.
                              ________________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ________________
                                                                  Proceeds to
                            Initial Public     Underwriting       the Series A
                            Offering Price    Commission (1)     Issuer (2) (3)
Per Series A Preferred            $                 (2)                $
Security..
Total...................          $                 (2)                $
__________ Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


(1) The Series A Issuer and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting" .
(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures, the Underwriting Agreement provides that the Company will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds, $_____ per Series A Preferred Security (or $ __ in the aggregate). See "Underwriting" .
(3) Expenses of the offering, which are payable by the Company, are estimated to be $________.
                             ________   ________

      The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company in New York, New York on or about ___________, 1996, against payment therefor in immediately available funds.
   __________
*QUIPS is a servicemark of Goldman, Sachs & Co.


Goldman, Sachs & Co.





                                ________________

         The date of this Prospectus Supplement is _____________________.

       IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                           __________________________

(Continued from previous page)

    Holders of the Series A Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing

   _____ ,     1996, at the annual  rate  of
___% of the liquidation preference of $25 per Series A Preferred Security ("Distributions"). The Company has the right to defer the payment of interest on the Series A Debentures at any time or from time to time for one or more periods (each, an "Extension Period"), provided that such Extension Period, together with all previous and further extensions thereof prior to its termination, does not exceed 20 consecutive quarters and does not extend beyond the maturity of the Series A Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Debentures are so deferred, Distributions on the Series A Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Series A Debentures or make any guarantee payments with respect to the foregoing. During an Extension Period, interest on the Series A Debentures will continue to accrue (and the Series A Preferred Securities will accumulate additional Distributions thereon at the rate of ___% per annum, compounded quarterly), and holders of Series A Preferred Securities will be required to accrue interest income for United States Federal income tax purposes prior to receipt of cash related to
such  interest  income.        See "Certain Terms of the Series  A  Debentures--
Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount".

    The Company has, through the Series A Guarantee, the Series A Trust Agreement, the Series A Debentures, the Corresponding Indenture and the Series A Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A Preferred Securities. The Series A Guarantee of the Company guarantees the payment of Distributions and payments on liquidation of the Series A Issuer or redemption of the Series A Preferred Securities as set forth below, in each case out of funds held by the Series A Issuer, to the extent described herein (the "Series A Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Series A Debentures held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A Preferred Securities. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. The obligations of the Company under the Series A Guarantee are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus) of the Company.

    The Series A Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Debentures at maturity or their earlier redemption in an amount equal to the amount of related Series A Debentures maturing or being redeemed at a redemption price equal to the aggregate liquidation preference of such Series A Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption. The Series A Debentures are redeemable prior to maturity at the option of the Company (i) on or after ___________________, 2001, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event (as defined herein), at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof. See <R/> "Description of Junior Subordinated Debentures--Redemption" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.



    At any time, the Company will have the right to terminate the Series A Issuer and cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities and the Series A Common Securities in liquidation of the Series A Issuer. See "Certain Terms of Series A Preferred Securities-- Distribution of Series A Debentures".

    The Series A Debentures are subordinate and junior in right of payment to all Senior Debt of the Company. As of March 31, 1996, the Company had
approximately $1.6 billion of Senior Debt outstanding. The terms of the Series A Debentures place no limitation on the amount of Senior Debt that may be incurred by the Company. See "Description of Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

    In  the  event  of  the  liquidation of  the  Series  A  Issuer,       after
satisfaction of liabilities to creditors of the Series A Issuer, if any, as provided by applicable law, the holders of the Series A Preferred Securities will be entitled to receive a liquidation preference of $25 per Series A Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series
A  Debentures,  subject  to  certain    exceptions.        See  "Description  of
Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

    Application will be made to list the Series A Preferred Securities on the New York Stock Exchange (the "NYSE"). If the Series A Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of the Series A Issuer, the Company will use its best efforts to list the Series A Debentures on the NYSE or such other stock exchanges or other organizations, if any, on which the Series A Preferred Securities are then listed.

    The Series A Preferred Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of Preferred Securities--Book-Entry Issuance" in the accompanying Prospectus.

    The following information supplements, and to the extent is inconsistent with, replaces, the information contained in the accompanying Prospectus, and should be read in conjunction therewith. As used herein, (i) the "Corresponding Indenture" means the Indenture for Unsecured Subordinated Debt Securities relating to Trust Securities, as the same may be amended and supplemented from time to time, between the Company and The Bank of New York, as Corresponding Debenture Trustee, pursuant to which the Series A Debentures will be issued, and (ii) the "Series A Trust Agreement" means the Amended and Restated Trust Agreement, among the Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the Corresponding Indenture, the Series A Trust Agreement or the accompanying Prospectus.


                                  RISK FACTORS

    Prospective purchasers of the Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

   Obligations Under the Series A Guarantee and the Series A Debentures are Unsecured and Subordinate to Senior Debt

    The  obligations of the Company under the Series A Guarantee issued  by  the
Company for the benefit of the holders of Series A Preferred Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Company. The obligations of the Company under the Series A Debentures are subordinate and junior in right of payment to all such Senior Debt. At
March  31, 1996, Senior Debt of the Company aggregated approximately    $1.6
billion. None of the Corresponding Indenture, the Series A Guarantee or the Series A Trust Agreement place any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

    The ability of the Series A Issuer to pay amounts due on the Series A Preferred Securities is solely dependent upon the Company making payments on the Series A Debentures as and when required.

Option to Extend Interest Payment Period; Tax Consequences; Potential Market Volatility During Extension Period

    The Company has the right under the Corresponding Indenture to defer the payment of interest on the Series A Debentures at any time or from time to time for one or more Extension Periods, each of which, together with all previous and further extensions of such Extension Period prior to its termination, may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Series A Debentures. As a consequence of any such election, quarterly Distributions on the Series A Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate of ___% per annum, compounded quarterly) by the Series A Issuer during any such Extension Period. In the event that the Company exercises this right, during any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of the Company and (b) payments under any Guarantee). Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Series A Debentures. See "Certain Terms of the Series A Preferred Securities--Distributions" and "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period".

    Should an Extension Period occur, a holder of Series A Preferred Securities will continue to accrue interest income in respect of its pro rata share of the Series A Debentures held by the Series A Issuer for United States Federal income tax purposes. As a result, a holder of Series A Preferred Securities will include such interest in gross income for United States Federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A Preferred Securities prior to the record date for the payment of Distributions. See "Certain United States Federal Income Tax Considerations-- Potential Extension of Interest Payment Period and Original Issue Discount" and "--Sale, Exchange and Redemption of the Series A Preferred Securities".

       In the event the Company elects to exercise its right to defer payments of interest on the Series A Debentures, the market price of the Series A Preferred Securities is likely to be affected. A holder that disposes of its Series A Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Series A Preferred Securities (which represent preferred undivided beneficial interests in the Series A Debentures) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

   Special Event Redemption; Adverse Effect of Possible Tax Law Changes

    Upon the occurrence and continuation of a Special Event, as described in "Description of Preferred Securities--Redemption--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus, the Company has the right to redeem the Series A Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Series A Preferred Securities and Series A Common Securities at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof, within 90 days following the occurrence of such Special Event,

    On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also generally treat as equity an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series A Debentures, the Company would be unable to deduct interest on the Series A Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Series A
Debentures. If legislation were enacted limiting, in whole or in part, the deductibility by the Company of interest on the Series A Debentures for United States Federal income tax purposes, such enactment could give rise to a Tax Event or a Debenture Tax Event. A Tax Event would permit the Company to cause a redemption of the Series A Preferred Securities, as described more fully under "Description of Preferred Securities--Redemption--Special Event Redemption
or  Distribution of Corresponding Junior Subordinated Debentures"        in  the
accompanying Prospectus. A Debenture Tax Event would permit the Company to redeem the Series A Debentures, as described more fully under "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" and "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

Distribution of the Series A Debentures

    At any time, the Company has the right to terminate the Series A Issuer and, after satisfaction of liabilities to creditors, if any, of the Series A Issuer as provided by applicable law, cause Series A Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer.

    There can be no assurance as to the market prices for Series A Preferred Securities or Series A Debentures that may be distributed in exchange for Series A Preferred Securities if a liquidation of the Series A Issuer were to occur. Accordingly, the Series A Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Debentures that a holder of Series A Preferred Securities may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Preferred Securities offered hereby. Because holders of Series A Preferred Securities may receive Series A Debentures if the Company exercises its right to terminate the
Series  A  Issuer,      prospective purchasers of Series A Preferred  Securities
are also making an investment decision with regard to the Series A Debentures and should carefully review all the information regarding the Series A
Debentures contained herein. See "Description of Preferred Securities-- Redemption--Special Event Redemption or Distribution of Corresponding Junior
Subordinated   Debentures"        and  "Description  of   Corresponding   Junior
Subordinated Debentures--General" in the accompanying Prospectus.

   Rights under the Series A Guarantee; Limitation as to Funds Available to the Series A Issuer

    The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities. The Bank of New York will also act as Corresponding Debenture Trustee for the Series A Debentures and as Property Trustee under the Series A Trust
Agreement. The Bank of New York (Delaware) will act as Delaware Trustee under the Series A Trust Agreement. The Series A Guarantee guarantees to the holders of the Series A Preferred Securities the following payments, to the extent not paid by the Series A Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Preferred Securities, to the extent that the Series A Issuer has funds on hand available therefor, (ii) the redemption price with respect to any Series A Preferred Securities called for redemption to the extent that the Series A Issuer has funds on hand available therefor, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Series A Issuer (unless the Series A Debentures are distributed to holders of the Series A Preferred Securities), the lesser of (a) the aggregate of the liquidation preference amount and all accumulated and unpaid Distributions to the date of payment and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Preferred Securities. The holders of not less than a majority in aggregate liquidation preference amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Series A Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A
Preferred Securities or otherwise, and, in such event, holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. If the Property Trustee fails to enforce its rights under the Series A Debentures or the Series A Trust Agreement, a holder of Series A Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Series A Debentures or the Series A Trust Agreement, to the fullest extent permitted by law, without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of
Series A Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of principal of or interest on the Series A Debentures having a principal amount equal to the aggregate liquidation preference amount of the Series A Preferred Securities of such holder on or after the due dates specified in the Series A Debentures. See "Description of Preferred Securities", "Description of Junior Subordinated Debentures" and "Description of Guarantees" in the accompanying Prospectus. The Series A Trust Agreement provides that each holder of Series A Preferred Securities, by acceptance thereof, agrees to the provisions of the Series A Guarantee and the Corresponding Indenture.

Limited Voting Rights

    Holders of Series A Preferred Securities will generally have limited voting rights relating only to the modification of the Series A Preferred Securities and the dissolution, winding-up or termination of the Series A Issuer. Holders of Series A Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, which voting rights are vested exclusively in the holder of the Series A Common Securities except upon the occurrence of certain events . The Administrative Trustees and the Company may amend the Series A Trust Agreement to ensure that the Series A Issuer will be classified for United States Federal income tax purposes as a "grantor trust" without the consent of holders, unless such action adversely affects in any material respect the interests of holders. See "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees" in the accompanying Prospectus.

   Trading Price of Series A Preferred Securities May Not Reflect Value of Accrued But Unpaid Interest

    Application will be made to list the Series A Preferred Securities on the NYSE. If approved for listing, the Series A Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Debentures. A holder of Series A Preferred Securities who disposes of its Series A Preferred Securities will be required to include in income (as ordinary income) accrued but unpaid interest on the Series A Debentures through the date of disposition for United States Federal income tax purposes and to add such amount to its adjusted tax basis in its Series A Preferred Securities disposed of. Such holder will recognize a capital loss to the extent that the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States
Federal income tax purposes. See "Certain United States Federal Income Tax Considerations--Sale, Exchange and Redemption of the Series A Preferred Securities".


                           ENTERGY ARKANSAS CAPITAL I

    Entergy Arkansas Capital I is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor of the Series A Issuer, the Property Trustee, the Delaware Trustee and an Administrative Trustee who is an officer of the Company and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Such trust agreement will be amended and restated in its entirety substantially in the form of the Series A Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The Series A Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Series A Issuer's business and affairs will be conducted by five Issuer
Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Series A Issuer exists for the exclusive purposes of (i) issuing and selling the Series A Preferred Securities and Series A Common Securities, (ii) using the proceeds from the sale of such securities to acquire Series A Debentures issued by the
Company  and  (iii) engaging in only those other activities    necessary  or
incidental thereto. Accordingly, the Series A Debentures will be the sole assets of the Series A Issuer, and payments under the Series A Debentures will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by the Company. The Series A Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A Preferred Securities, except that upon the occurrence and continuance of an event of default under the Series A Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Company will acquire Series A Common Securities having an aggregate liquidation amount equal to 3% of the total capital of the Series A Issuer. The Series A Issuer has a term of approximately 54 years, but may terminate earlier as provided in the Series A Trust Agreement. The principal executive office of the Series A Issuer is 639 Loyola Avenue, New Orleans, LA 70113, Attention:
Treasurer, and its telephone number is (504) 576-4308. See "The Issuers" in the accompanying Prospectus.

                                 USE OF PROCEEDS

    All of the proceeds from the sale of the Series A Preferred Securities will be invested by the Series A Issuer in Series A Debentures. The Company intends to use the proceeds from the sale of such Series A Debentures to redeem shares
of its preferred stock as follows: [              ].
                               __________________

                         SELECTED FINANCIAL INFORMATION
                             (Dollars in Thousands)

      The selected financial information of the Company set forth below has been derived from and should be read in conjunction with the financial statements and other financial information contained in the Incorporated Documents.

                                                      For the Twelve Months Ended
                                                              December 31
                           ----------------------------------------------------------------------------------
                          March 31,
                            1996          1995            1994          1993            1992          1991
                          ----------   ----------       ----------   ----------       ----------   ----------
Operating Revenues        $1,691,718   $1,648,233       $1,590,742   $1,591,568       $1,521,129   $1,528,270
Operating Income             226,613      217,931          216,633      236,222          179,773      219,418
Interest Expense (net)       108,793      112,914          107,138      117,172          120,728      132,300
Net Income  Operating        145,219      172,080  (1)     142,263      205,297  (2)     130,529      143,451
Revenues................
  Operating Income......        2.70         2.56             2.32         3.11  (2)        2.28         2.25
  Interest Expense (net)
  Net Income............
  Ratio of Earnings to
    Fixed Charges.......

(1) Net income for the year ended December 31, 1995 includes $58 million ($35 million after tax) related to a change in the method of accounting for nuclear refueling outage costs.

(2) Net income for the year ended December 31, 1993 includes $81 million ($50 million after tax) related to a change in accounting principle to provide for the accrual of estimated unbilled revenues.


                                 CAPITALIZATION
                             (Dollars in Thousands)

    The following table sets forth the consolidated capitalization of the Company as of March 31, 1996. The following data is qualified in its entirety by the financial statements of the Company and other information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated herein or therein by reference.

                                                         As of March 31, 1996
                                                                Actual
                                                       ------------------------
                                                              Amount    Percent
                                                            --------     -------
     Common Stock and Paid-in Capital..............     $    591,264        23.1
     Retained Earnings.............................          491,896        19.2
                                                           ---------      ------
         Total Common Shareholder's Equity                 1,083,160        42.3
     Preferred Stock (without sinking fund)........          176,350         6.9
     Preferred Stock (with sinking fund)...........           49,027         1.9
     Company Obligated Mandatorily Redeemable
       Preferred Securities of Subsidiary Trust (1)              -             -
     First Mortgage Bonds (2)......................          850,136        33.2
     Other Long-Term Debt (2)......................          399,986        15.7
                                                           ---------       -----
              Total Capitalization.................     $  2,558,659       100.0
                                                           =========       =====

(1) As described herein, all of the assets of the Series A Issuer will be $____ million of the Series A Debentures. The Company owns all of the Series A Common Securities of the Series A Issuer.

(2) Excludes current maturities of First Mortgage Bonds and Other Long-Term Debt of $113.3 million and $2.5 million, respectively.


                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of the Company and, accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of the Company. The Series A Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company entitled "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Company Junior Subordinated Deferrable Debentures" and appropriate disclosures about the Series A Preferred Securities, the Series A Guarantee and the Series A Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Series A Preferred Securities as an expense.


               CERTAIN TERMS OF THE SERIES A PREFERRED SECURITIES

General

    The following summary of certain terms and provisions of the Series A Preferred Securities supplements, and, to the extent inconsistent with, replaces, the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities", to which description reference is hereby made. This summary of certain terms and provisions of the Series A Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Series A Trust Agreement. The form of the Series A Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus are a part.

Distributions

    The  Series A Preferred Securities represent undivided beneficial  interests in  the  assets  of  the  Series A Issuer and Distributions  on  each  Series  A
Preferred Security will be payable at the annual rate of ___% of the stated liquidation preference amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Distributions that are in arrears for more than one quarter will accumulate additional Distributions thereon at the rate per annum of _____% thereof, compounded quarterly ("Additional Amounts"). The term "Distributions" as used herein shall include any such Additional Amounts. Distributions will accumulate from ____________, 1996, the date of original issuance. The first Distribution payment date for the Series A Preferred Securities will be _______ __, 1996, and such Distribution will be cumulative from the date of original issuance. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of Preferred Securities-
- -Distributions" in the accompanying Prospectus.

    So long as no Debenture Event of Default under the Corresponding Indenture has occurred and is continuing, the Company has the right under the
Corresponding Indenture to defer the payment of interest on the Series A Debentures at any time and from time to time, for one or more Extension Periods, each of which, together with all previous and further extensions of such Extension Period prior to its termination, may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Series A Debentures. As a consequence of any such election, quarterly Distributions on the Series A Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate of ___% per annum, compounded quarterly) by the Series A Issuer during any such Extension Period. In the event that the Company exercises this right, during any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of the Company and (b) payments under any Guarantee). Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the above requirements. See "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Considerations-- Potential Extension of Interest Payment Period and Original Issue Discount".

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Debentures.

Redemption

    Upon the repayment or redemption, in whole or in part, of the Series A Debentures, whether at maturity or upon earlier redemption as provided in the Corresponding Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Series A Preferred Securities, upon not less than 30 nor more than 60 days notice, at a Redemption Price equal to the aggregate liquidation preference of such Series A Preferred Securities plus accumulated and unpaid Distributions thereon to the
Redemption Date. See "Description of Preferred Securities--Redemption" in the accompanying Prospectus and "Certain Terms of the Series A Debentures-- Redemption". The Company will have the right to redeem the Series A Debentures
(i) on or after ___________, 2001, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Special Event, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date
fixed  for  redemption plus 100% of the principal amount thereof   .   See
"Description of Junior Subordinated Debentures--Redemption" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.
   Distribution of Series A Debentures

    At  any  time,  the Company will have the right to terminate  the  Series  A
Issuer and, after satisfaction of the liabilities of creditors of the Series A Issuer as provided by applicable law, cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities and the Series A Common Securities in liquidation of the Series A Issuer. See "Certain Terms of the Series A Debentures--Distribution of Series A Debentures". Under current United States Federal income tax law, provided the Series A Issuer is treated as a "grantor trust" at the time of such distribution, such distribution would not be a taxable event to holders of the Series A Preferred Securities. See "Certain United States Federal Income Tax Considerations--Receipt of Series A Debentures or Cash Upon Liquidation of the Series A Issuer".

Liquidation Value

    The amount payable on the Series A Preferred Securities in the event of any liquidation of the Series A Issuer is $25 per Series A Preferred Security plus accumulated and unpaid Distributions, unless, subject to certain exceptions, in connection with such liquidation, the Series A Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of Preferred Securities--Liquidation Distribution upon Termination" in the accompanying Prospectus.


                    CERTAIN TERMS OF THE SERIES A DEBENTURES

General

    The following summary of certain terms and provisions of the Series A Debentures supplements, and to the extent inconsistent with, replaces, the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Corresponding Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series A Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Corresponding Indenture. The Corresponding Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus are a part.

    Concurrently with the issuance of the Series A Preferred Securities, the Series A Issuer will invest the proceeds thereof and the consideration paid by the Company for the Series A Common Securities in the Series A Debentures issued by the Company. The Series A Debentures will bear interest at the annual rate of ____% of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing _____ __, 1996, to the person in whose name each Series A Debenture is registered, subject to certain exceptions, as of the close of business on the Business Day (as defined in the Corresponding Indenture) next preceding such Interest Payment Date. Each Series A Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Interest that is in arrears for more than one quarter will bear additional interest on the amount thereof (to the extent permitted by law)
at the rate per annum of ___% thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments in arrears and Additional Interest, as applicable.

    The Series A Debentures will be issued as a series of Corresponding Junior Subordinated Debentures under the Corresponding Indenture. The
Series A Debentures will mature on ____________, _____. The Series A Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Company. The Corresponding Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Corresponding Indenture, any other indenture that the Company may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

Option to Extend Interest Payment Period

    So long as no Debenture Event of Default under the Corresponding Indenture has occurred and is continuing, the Company has the right under the Corresponding Indenture at any time during the term of the Series A Debentures to defer the payment of interest at any time or from time to time for one or more Extension Periods, each of which, together with all previous and further extensions of such Extensions Period prior to its termination, may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Series A Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of _____% to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series A Debentures will be required to accrue interest income for United States Federal income tax purposes. See "Certain United States Federal Income Tax Considerations-Potential Extension of Interest Payment Period and Original Issue Discount".

    In the event that the Company exercises this right, during any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of the Company and (b) payments under any Guarantee). Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Corresponding Debenture Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series A Preferred Securities are payable and (ii) the date the Administrative Trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of such Series A Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin such Extension Period to the holders of the Series A Preferred Securities within five business days of the receipt of notice thereof. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" in the accompanying Prospectus.

Redemption

    The Series A Debentures are redeemable prior to maturity at the option of the Company (i) on or after ________, 2001, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Special Event, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the
date fixed for redemption plus 100% of the principal amount    thereof.  See
"Description of Junior Subordinated Debentures--Redemption" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.

   Distribution of Series A Debentures

      At any time, the Company has the right to terminate the Series A Issuer, and, in such event, Series A Debentures will be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A Preferred Securities in liquidation, the Series A Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Preferred Securities, will act as depositary for the Series A Debentures. It is anticipated that the depositary arrangements for the Series A Debentures would be substantially identical to those in effect for the Series A Preferred Securities. If the Series A Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of the Series A Issuer, the Company will use its best efforts to list the Series A Debentures on the NYSE or such other stock exchanges or other organizations, if any, on which the Series A Preferred Securities are then listed. There can be no assurance as to the market price of any Series A Debentures that may be distributed to the holders of Series A Preferred Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Description of Preferred Securities--Book-Entry Issuance" in the accompanying Prospectus.
             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following summary describes certain United States Federal income tax consequences relevant to the purchase, ownership and disposition of the Series A Preferred Securities as of the date hereof and represents the opinion of Reid & Priest LLP, counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with Series A Preferred Securities held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Series A Preferred Securities as part of a hedging or conversion transaction or a straddle, United States Holders (as defined herein) whose "functional currency" is not the United States dollar, or persons who are not United States Holders. In addition, this discussion does not address the tax consequences to persons who purchase Series A Preferred Securities other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified at any time so as to result in United States Federal income tax consequences different from those discussed below. These authorities are subject to various interpretations and it is therefore possible that the United States Federal income tax treatment of the Series A Preferred Securities may differ from the treatment described below.

      PROSPECTIVE PURCHASERS OF SERIES A PREFERRED SECURITIES, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS AND PERSONS WHO PURCHASE SERIES A PREFERRED SECURITIES IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

United States Holders

      As  used  herein,  a  "United States Holder" means a  Series  A  Preferred
Security holder that is a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

Classification of Entergy Arkansas Capital I

      Reid & Priest LLP, counsel to the Company and the Series A Issuer, is of the opinion that, under current law and assuming full compliance with the terms of the Corresponding Indenture and the instruments establishing the Series A Issuer (and certain other documents), the Series A Issuer will be classified as a "grantor trust" for United States Federal income tax purposes and will not be classified as an association taxable as a corporation. Each United States Holder will be treated as owning an undivided beneficial interest in the Series A Debentures. Accordingly, each United States Holder will be required to include in its gross income interest (in the form of original issue discount ("OID")) accrued with respect to its allocable share of Series A Debentures as described below. No amount included in income with respect to the Series A Preferred Securities will be eligible for the dividends received deduction. Investors should be aware that the opinion of Reid & Priest LLP is not binding on the Internal Revenue Service (the "IRS") or the courts.

Classification of the Series A Debentures

      Based on the advice of its counsel, the Company believes and intends to take the position that the Series A Debentures will constitute indebtedness for United States Federal income tax purposes. No assurance can be given that such position will not be challenged by the IRS, or, if challenged, that such challenge will not be successful. By purchasing and accepting Series A
Preferred Securities, each holder thereof covenants to treat the Series A Debentures as indebtedness and the Series A Preferred Securities as evidence of an indirect beneficial ownership in the Series A Debentures. The remainder of this discussion assumes that the Series A Debentures will be classified as indebtedness of the Company for United States Federal income tax purposes.

Possible Tax Law Changes

      On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also generally treat as equity an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series A Debentures, the Company would be unable to deduct interest on the Series A Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Series A
Debentures. If legislation were enacted limiting, in whole or in part, the deductibility by the Company of interest on the Series A Debentures for United States Federal income tax purposes, such enactment could give rise to a Tax Event or a Debenture Tax Event. A Tax Event would permit the Company to cause a redemption of the Series A Preferred Securities as described more fully under "Description of Preferred Securities--Redemption-Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus. A Debenture Tax Event would permit the Company to redeem the Series A Debentures, as described more fully under "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" and "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

Potential Extension of Interest Payment Period and Original Issue Discount

      Under the terms of the Series A Debentures, the Company has the option to defer payments of interest for up to 20 consecutive quarterly interest payment periods and to pay as a lump sum at the end of such period all of the interest that has accrued during such period. During any such Extension Period, Distributions on the Series A Preferred Securities will also be deferred. Because of this option to extend the interest payment periods, the Series A Debentures will be treated as having been issued with OID for United States Federal income tax purposes. As a result, United States Holders will be required to accrue interest income (in the form of OID) on an economic accrual basis even if they use the cash method of accounting. In the event of an Extension Period, a United States Holder will be required to continue to include OID in income notwithstanding that the Series A Issuer will not make any Distribution on the Series A Preferred Securities during such Extension Period. As a result, any United States Holder who disposes of Series A Preferred Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any Distributions related thereto from the Series A Issuer. The tax basis of a Series A Preferred Security will be increased by the amount of any OID that is included in income, and will be decreased when and if Distributions are subsequently received from the Series A Issuer by such holders.

Receipt of Series A Debentures or Cash Upon Liquidation of the Series A Issuer

         At any time the Company has the right to cause Series A Debentures to be distributed to holders of Series A Preferred Securities in exchange for the Series A Preferred Securities and in liquidation of the Series A Issuer. Under current law, for United States Federal income tax purposes, if the Series A Issuer is treated as a "grantor trust" at the time of distribution, such distribution would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the Series A Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A United States Holder's holding period for the Series A Debentures received in liquidation of the Series A Issuer would include the period during which such holder held the Series A Preferred Securities.

     Under certain circumstances, as described under the caption "Description of Preferred Securities--Redemption" in the accompanying Prospectus, the Series A Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders of Series A Preferred Securities in redemption of the Series A Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the Series A Preferred Securities, and a United States Holder would recognize gain or loss as if such holder had sold such redeemed Series A Preferred Securities. See "--Sale, Exchange and Redemption of the Series A Preferred Securities" below.

Sale, Exchange and Redemption of the Series A Preferred Securities

      Upon the sale, exchange or redemption of Series A Preferred Securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or redemption and such holder's adjusted tax basis in the Series A Preferred Securities. A United States Holder's adjusted tax basis will, in general, be the issue price of the Series A Preferred Securities, increased by the OID previously included in income by the United States Holder and reduced by any Distributions on the Series A Preferred Securities. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the Series A Preferred Securities have been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

      Subject to the qualification discussed below, income on the Series A Preferred Securities will be reported to holders on Form 1099, which should be mailed to such holders by January 31 following each calendar year.

      The Series A Issuer will be obligated to report annually to Cede & Co., as holder of record of the Series A Preferred Securities, the OID related to the Series A Debentures that accrued during the year. The Series A Issuer currently intends to report such information on Form 1099 prior to January 31 following each calendar year. The Underwriters have indicated to the Series A Issuer that, to the extent that they hold Series A Preferred Securities as nominees for beneficial holders, they currently expect to report the OID that accrued during the calendar year on such Series A Preferred Securities to such beneficial holders on Form 1099 by January 31 following each calendar year. Under current law, holders of Series A Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Series A Issuer. The Series A Issuer, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Series A Preferred Securities who hold their Series A Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their Series A Preferred Securities from such Underwriters rather than from the Series A Issuer.

      Payments made in respect of, and proceeds from the sale of, Series A Preferred Securities (or Series A Debentures distributed to holders of Series A Preferred Securities) may be subject to "backup" withholding tax of 31% unless the holder complies with certain identification requirements or if such holder has previously failed to report in full dividend and interest income. Any withheld amounts will be allowed as a refund or a credit against the holder's United States Federal income tax liability, provided the required information is provided to the IRS.

     These information reporting and backup withholding tax rules are subject to temporary Treasury Regulations. Accordingly, the application of such rules to the Series A Preferred Securities could be changed.


                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Company and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such Underwriters, for
whom     Goldman,     Sachs     &     Co.,    __________________________     and
_________________________  are  acting as representatives,        has  severally
agreed to purchase from the Series A Issuer the respective number of Series A Preferred Securities set forth opposite its name below:

                                          Number of
                                          Series A
                                          Preferred
                Underwriter              Securities
            Goldman, Sachs & Co.







    Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A Preferred Securities offered hereby, if any are taken, provided, that under certain circumstances involving a default of one or more Underwriters, less than all of the Series A Preferred Securities may be purchased. Default by one Underwriter would not relieve any non-defaulting Underwriter from its several obligation, and in the event of such a default, the non-defaulting Underwriters may be required by the Company to purchase the Series A Preferred Securities that it has severally agreed to purchase and, in addition, to purchase the Series A Preferred Securities that the defaulting Underwriter or Underwriters shall have failed to purchase up to an amount equal to one-ninth of the Series A Preferred Securities that such non-defaulting Underwriter or Underwriters have otherwise agreed to purchase.

    The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession of $_______ per Series A Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not to exceed of $_______ per Series A Preferred Security to certain brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may
from time to time be varied by the    representatives.

    In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as Underwriters' Compensation for the Underwriters arranging the investment therein of such proceeds an amount of $ _______ per Series A Preferred
Security     ($____________  per Series A Preferred  Security  sold  to  certain
institutions)     for the accounts of the several Underwriters.

    The Company and the Series A Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series A Preferred Securities, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Series A Preferred Securities, any other beneficial interests in the assets of the Series A Issuer, or any preferred securities or any other securities of the Series A Issuer or the Company that are substantially similar to the Series A Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or that represent the right to receive securities, preferred securities or any such substantially similar securities of either the Series A Issuer or the Company, without the prior written consent of the representatives, except for the Series A Preferred Securities, the Series A Common Securities and the Series A Guarantee.

    Prior  to  this offering, there has been no public market for the  Series  A
Preferred Securities. Application will be made to list the Series A Preferred Securities on the NYSE. In order to meet one of the requirements for listing the Series A Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series A Preferred Securities on the NYSE is expected to commence within a seven-day period after the initial delivery of the
Series  A  Preferred Securities.  The    representatives of the Underwriters
have advised the Company that they intend to make a market in the Series A Preferred Securities prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Securities.

    The Company and the Series A Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect thereof.

    Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Company and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.


                                     EXPERTS

      The Company's balance sheets as of December 31, 1995 and 1994 and the statements of income, retained earnings, and cash flows and the related financial statement schedule for each of the two years ended December 31, 1995, incorporated by reference in the Prospectus accompanying this Prospectus Supplement, have been incorporated by reference therein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The statements of income, retained earnings, and cash flows and the related financial statement schedule for the year ended December 31, 1993, incorporated in the Prospectus accompanying this Prospectus Supplement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated February 11, 199 4, also incorporated by reference therein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                 LEGAL OPINIONS

    Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the enforceability of the Series A Trust Agreement and the creation of the Series A Issuer are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Series A Issuer. The validity of the Series A Guarantee and the Series A Debentures will be passed upon for the Company by Friday, Eldredge & Clark, general counsel to the Company and by Reid & Priest LLP, New York counsel to the Company. Matters pertaining to New York law will be passed upon by Reid & Priest LLP, New York counsel to the Company, and matters pertaining to Arkansas law will be passed upon by Friday, Eldredge & Clark, Arkansas counsel to the Company. Certain legal matters will be passed upon for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Certain matters relating to United States Federal income tax considerations are being passed upon by Reid & Priest LLP, special counsel to the Company and the Series A Issuer.

                   SUBJECT TO COMPLETION, DATED JULY 17, 1996

P R O S P E C T U S

                                  $150,000,000

                                  ENTERGY ARKANSAS CAPITAL I
                                  ENTERGY ARKANSAS CAPITAL II
    ENTERGY ARKANSAS, INC.        ENTERGY ARKANSAS CAPITAL III
Junior Subordinated Deferrable    Preferred Securities    fully
      Interest Debentures         and unconditionally guaranteed
                                  as set forth herein by
                                  ENTERGY ARKANSAS, INC.

      Entergy Arkansas, Inc. (formerly Arkansas Power & Light Company), an Arkansas corporation (the "Company"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") to be issued under the Indenture for Unsecured Subordinated Debt Securities, which will be qualified under and subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture
Act")       .   The  Junior  Subordinated  Debentures  will  be  unsecured   and
subordinate  and  junior  in  right of payment to Senior  Debt  (as  defined  in
"Description of Junior Subordinated Debentures -- Subordination") of the Company. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "-- Certain Covenants of the Company".

      Entergy Arkansas Capital I, Entergy Arkansas Capital II and Entergy Arkansas Capital III, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer", and collectively, the "Issuers"), may severally offer, from time to time, its respective preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Issuer. The Company will be the owner of the common securities (the "Common Securities") representing common undivided beneficial interests in the assets of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Company to the extent described herein (each, a "Guarantee", and collectively, the "Guarantees"). See "Description of Guarantees". The obligations of the Company under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Company. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures" ) to be issued under the
Indenture for Unsecured Subordinated Debt Securities relating to Trust Securities dated as of August 1, 1996 (the "Corresponding Indenture"), which will be qualified under and subject to the Trust Indenture Act, with terms corresponding to the terms of that Issuer's Preferred Securities. The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. Upon the occurrence of certain events as described herein and in an accompanying Prospectus Supplement, the Company may redeem the
Corresponding Junior Subordinated Debentures or   , at any time, the Company
may  terminate  each  Issuer  and,  after  satisfaction  of     liabilities   to
    creditors of each Issuer, if any, as provided by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interest in such Issuer. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination".

       Holders of the Preferred Securities will be entitled to receive preferential cumulative Distributions accruing from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the corresponding series of Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing. During an Extension Period, interest on the Corresponding Junior Subordinated Debentures will continue to accrue (and the Preferred Securities will accumulate additional Distributions thereon) at the rate per annum set forth in the related Prospectus Supplement. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "-- Certain Covenants of the Company".

      The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering provided, however, that the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $150,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms.

      As more fully described herein, the Company will, through each Guarantee, each Trust Agreement, each series of Corresponding Junior Subordinated Debentures, the Corresponding Indenture and each Expense Agreement, taken together, fully, irrevocably and unconditionally guarantee all of each Issuer's obligations under each series of Preferred Securities.

      An accompanying Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax considerations relating to the Junior Subordinated Debentures or Preferred Securities.

      The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in an accompanying Prospectus Supplement. Such Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange, there can be no assurance that there will be a liquid secondary market for the Junior Subordinated Debentures or Preferred Securities.

      This Prospectus may not be used to consummate sales of Junior Subordinated
Debentures   or  Preferred  Securities  unless  accompanied  by   a   Prospectus
Supplement.

                                   __________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is                  , 1996.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 (the "NYSE").

    The Company and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company, the Issuers and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

    No separate financial statements of any Issuer have been included herein. The Company and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding, as trust assets, the Corresponding Junior Subordinated Debentures of the Company and its issuance of the Preferred and Common Securities. The Issuers intend not to file separate reports under the Exchange Act but must apply for and be granted relief by the Commission to avoid the requirement to file such reports. See "The Issuers", "Description of Preferred Securities", "Description of Guarantees" and "Description of Corresponding Junior Subordinated Debentures".


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

    In  addition,  each  document or report filed by  the  Company  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this
Prospectus from the date of filing of such document (such documents, and the documents enumerated above, being herein referred to as "Incorporated Documents"). Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Christopher T. Screen, P.O. Box 61000, New Orleans, Louisiana 70161, telephone: (504) 576-4212.


                                   THE COMPANY

      Entergy Arkansas, Inc. (formerly Arkansas Power & Light Company) was incorporated under the laws of the State of Arkansas in 1926. The Company's principal executive offices are located at 425 West Capitol Avenue, Little Rock, Arkansas 72201. Its telephone number is 501-377-4000.

     The Company is an electric public utility company with substantially all of its operations in the State of Arkansas. The Company also has minor operations in the State of Tennessee. All of the outstanding common stock of the Company is owned by Entergy Corporation ("Entergy"), a Delaware corporation. Entergy is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. The Company, Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc. and Entergy New Orleans, Inc. are operating electric utility subsidiaries of Entergy. Entergy also owns, among other things, all of the common stock of System Energy Resources, Inc., a generating company, Entergy Operations, Inc., a nuclear management services company, Entergy Power, Inc., a wholesale power company through which Entergy provides wholesale electricity to other utilities, Entergy Enterprises, Inc., a non-utility company and indirectly all of the common stock of CitiPower Ltd., a retail electric distribution company serving Melbourne, Australia and surrounding suburbs.

     The Company, Entergy Louisiana, Inc., Entergy Mississippi, Inc. and Entergy New Orleans, Inc. own all of the capital stock of System Fuels, Inc., a special purpose company which implements and/or maintains certain programs for the procurement, delivery and storage of fuel supplies for Entergy subsidiaries, including the Company.

      The foregoing information relating to the Company does not purport to be comprehensive and should be read together with the financial statements and other information contained in the Incorporated Documents.


                                   THE ISSUERS

    Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor of each Issuer, the Property Trustee and the Delaware Trustee (each as defined herein) and an Administrative Trustee (as defined herein) of each Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement" and collectively, the "Trust
Agreements") substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be
qualified  as an indenture under the Trust Indenture    Act.        Each  Issuer
exists for the exclusive purposes of (i) issuing and selling its Preferred Securities and Common Securities, (ii) using the proceeds from the sale of such Preferred Securities and Common Securities to acquire the related series of Corresponding Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debenture s and the Corresponding Expense Agreement will be the sole source of revenue of each Issuer.

    All of the Common Securities will be owned by the Company. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See
"Description   of   Preferred      Securities--Subordination        of    Common
Securities". The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

    Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 54 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities: The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The Bank of New York, as Property
Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as Guarantee Trustee under the Guarantees, and Corresponding Debenture Trustee under the Corresponding Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities, or the holders of a majority in liquidation preference of the Preferred Securities if a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Company will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer. The principal executive office of each Issuer is 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention: Treasurer, and its telephone number is (504) 576-4308.


                                 USE OF PROCEEDS

    Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the proceeds from the sale of the Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness, the redemption of outstanding series of preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable
Prospectus Supplement. Except as otherwise set forth in the applicable Prospectus Supplement, all of the proceeds from the sale of Preferred Securities will be invested by the Issuers in Corresponding Junior Subordinated Debentures to be issued by the Company. A more detailed description of the use of proceeds of any specific offering shall be set forth in the Prospectus Supplement pertaining to such offering.


                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures are to be issued in one or more series under the Indenture for Unsecured Subordinated Debt Securities, dated as of July 1, 1996 (the "Indenture") between the Company and The Bank of New York, as debenture trustee (the "Debenture Trustee"). The Corresponding Junior Subordinated Debentures are to be issued in one or more series of Junior
Subordinated Debentures under the Corresponding Indenture between the Company and The Bank of New York, as corresponding debenture trustee (the "Corresponding Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust
Indenture     Act.       Except as otherwise provided herein,  this  summary  of
certain terms and provisions of Junior Subordinated Debentures and the Indenture is also applicable to the Corresponding Junior Subordinated Debentures and the Corresponding Indenture. For additional terms and provisions applicable only to the Corresponding Junior Subordinated Debentures, see "Description of Corresponding Junior Subordinated Debentures". Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

General

    Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures, will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Company. See "--
Subordination".       Except as otherwise provided in the applicable  Prospectus
Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See
"Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

    The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Board of Directors or an Officer's Certificate.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable or the method of determination thereof; (4) the rate or rates, if any, or the method by which such rate or rates shall be determined, at which the Junior Subordinated Debentures shall bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date and the person or persons to whom interest on such Junior Subordinated Debentures shall be payable on any Interest Payment Date, if other than the persons in whose names such Junior Subordinated Debentures are registered at the close of business on the Regular Record Date for such interest; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer", the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debentures and the Indenture may be served; the Security Registrar and Paying Agents for such Junior Subordinated Debentures and, if such is the case, that the principal of such Junior Subordinated Debentures shall be payable without presentation or surrender thereof; (6) any period or periods within, or date or dates on, which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Company; (7) the obligation or obligations, if any, of the Company to redeem or purchase any of the Junior Subordinated Debentures pursuant to any sinking fund or other
analogous  mandatory redemption provisions or at the option    of the holder
thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which the Junior Subordinated Debentures shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the holder; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof (in the case of Corresponding Junior Subordinated Debentures, the denominations in which any Corresponding Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof); (9) if other than in U.S. Dollars, the currency or currencies (including composite currencies) in which the principal of and premium, if any and interest, if any, on the Junior Subordinated Debentures shall be payable; (10) if the principal of or premium, if any, or interest on any of the Junior Subordinated Debentures is to be payable, at the election of the Company or the holder thereof, in a coin or currency other than in which such Junior Subordinated Debentures are stated to be payable, the period or periods within which and the terms and conditions upon which, such election is to be made; (11) if the principal of or premium or interest on such Junior Subordinated Debentures are to be payable, or are to be payable at the election of the Company or a holder thereof, in securities or other property, the type and amount of such securities or other property, or the methods by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election is to be made; (12) if the amount payable in respect of principal of or premium, if any, or interest on any of such Junior Subordinated Debentures may be determined with reference to an index or other fact ascertainable outside the Indenture, the manner in which such amounts are determined; (13) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the Maturity thereof; (14) any additions to the Events of Default or covenants of the Company with respect to the Junior Subordinated Debentures;
(15) the terms, if any, pursuant to which the Junior Subordinated Debentures may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person; (16) the obligations or instruments, if any, which shall be considered to be Government Obligations in respect of the Junior Subordinated Debentures denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Junior Subordinated Debentures after such satisfaction and discharge thereof; (17) if the Junior Subordinated Debentures are to be issued in global form, any limitations on the rights of the holder or holders of such Junior Subordinated Debentures to transfer or exchange the same or to obtain the registration of transfer thereof, any limitations of the rights of the holder or holders thereof to obtain certificates therefor in definitive form in lieu of a temporary Global Security and any and all other matters incidental to such Junior Subordinated Debentures; (18) if such Junior Subordinated Debentures are to be issuable as bearer securities; (19) any limitations on the rights of the holders of the Junior Subordinated Debentures to transfer or exchange such Junior Subordinated Debentures or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of the Junior Subordinated Debentures, the amount or terms thereof; (20) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect of such Junior Subordinated Debentures;
(21) in the case of Corresponding Junior Subordinated Debentures, the designation of the Issuer to which Corresponding Junior Subordinated Debentures are to be issued; and (22) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

    Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

Denominations, Registration and Transfer

    Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof ($25 in the case of Corresponding Junior Subordinated Debentures). Junior Subordinated
Debentures  of  any  series will be exchangeable for other  Junior  Subordinated
Debentures of the same series, of any authorized denominations, and of like tenor and aggregate principal amount.

    Subject to the terms of the Indenture and the limitations applicable to Global Junior Subordinated Debentures, Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Junior Subordinated Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

    In the event of any redemption, the Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) register the transfer or exchange of any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debentures

    The Junior Subordinated Debentures of a series may be issued in whole or  in part in the form of one or more global securities ("Global Junior Subordinated Debentures") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Junior Subordinated Debenture and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Company if such Junior Subordinated Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

    So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments  of  principal     of,  premium,  if  any,        and  interest  on
individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Company, the Debenture Trustee, any Paying Agent or the Securities Registrar for such Junior Subordinated
Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Junior Subordinated Debenture for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. Further, if the Company so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Company, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in
exchange  for  such  beneficial    interest,       subject  to  any  limitations
described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof ($25 in the case of Corresponding Junior Subordinated Debentures).

Payment and Paying Agents

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the
   Company, and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Redemption

    Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund. The applicable Prospectus Supplement will specify the period or periods within which, the price or prices at which and the terms and conditions upon which the Junior Subordinated Debentures of any series may be redeemed, in whole or in part, at the option of the Company. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the Redemption Date, plus 100% of the principal amount thereof.

    Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, the Company may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) on any date within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest
to    the Redemption Date.

    "Debenture Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Company on such series of Junior Subordinated Debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Junior Subordinated
Debentures to be redeemed at his registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

Option to Extend Interest Payment Period

    If provided in the applicable Prospectus Supplement, the Company shall have the right at any time or from time to time during the term of any series of Junior Subordinated Debentures to defer the payment of interest for such number of consecutive interest payment periods with respect to each deferred period as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

    In the event that the Company exercises this right, during any such Extension Period the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the
Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a)
dividends  or  distributions in shares of capital stock of the Company  and  (b)
payments under    any     Guarantee).

Modification of Indenture

    Without the consent of any holder of Junior Subordinated Debentures, the Company and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and in the Junior Subordinated Debentures; or (b) to add one or more covenants of the Company or other provisions for the benefit of the holders of outstanding Junior Subordinated Debentures or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional
Debenture Events of Default with respect to outstanding Junior Subordinated Debentures; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the holders of Junior Subordinated Debentures of any series in any material respect, such change, elimination or addition will become effective with respect to such series only (1) when the consent of the holders of Junior Subordinated Debentures of such series has been obtained in accordance with the Indenture, or
(2) when no Junior Subordinated Debentures of such series remain outstanding under the Indenture; or (e) to provide collateral security for all but not part of the Junior Subordinated Debentures; or (f) to establish the form or terms of Junior Subordinated Debentures of any other series as permitted by the Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof  and  for the giving of notice to, and the solicitation of the  vote  or consent of, the holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Debenture Trustee under the Indenture with respect to the Junior Subordinated Debentures of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Junior Subordinated Debentures of all or any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series of Junior Subordinated Debentures shall be payable, (2) all or any series of Junior Subordinated Debentures may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Junior Subordinated Debentures and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the holders of Junior Subordinated Debentures of any series in any material respect. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated thereby), (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, or (iii) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Junior Subordinated Debentures of any series, without the consent of the holder of each outstanding Junior Subordinated Debentures affected thereby, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the corresponding series of Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference amount of such Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

    The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

       (i) failure for 60 days to pay any interest on such series of the Junior Subordinated Debentures, when due and payable (subject to the deferral of any interest payments in the case of an Extension Period); or

       (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due and payable; or

       (iii) failure to perform, or breach of, any covenant or warranty of the Company contained in the Indenture for 60 days after written notice to the Company from the Debenture Trustee or to the Company and the Debenture Trustee by the holders of at least 33% in principal amount of such series of outstanding Junior Subordinated Debentures as provided in the Indenture; or

       (iv) certain events in bankruptcy, insolvency or reorganization of the Company; or

       (v) any other Event of Default specified with respect to the Junior Subordinated Debentures.

      If a Debenture Event of Default due to the default in payment of principal of, or interest on, any series of Junior Subordinated Debentures or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Junior Subordinated Debentures of such series but not applicable to all series occurs and is continuing, then either the Debenture Trustee or the holders of not less than 33% in aggregate principal amount of the outstanding Junior Subordinated Debentures of such series may declare the principal  of  all  of the Junior Subordinated Debentures  of  such  series  and interest accrued thereon to be due and payable immediately (subject to the subordination provisions of the Indenture) and, in the case of Corresponding Junior Subordinated Debentures, should the Corresponding Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 33% in aggregate liquidation preference of the corresponding series of Preferred Securities shall have such
right.        If  a  Debenture  Event of Default  due  to  the  default  in  the performance of any other covenants or agreements in the Indenture applicable to all outstanding Junior Subordinated Debentures or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Debenture Trustee or the holders of not less than 33% in aggregate principal amount of all outstanding Junior Subordinated Debentures (or Preferred Securities, as described above), considered as one class, and not the holders of the Junior Subordinated Debentures (or Preferred Securities) of any one of such series may make such declaration of acceleration (subject to the subordination provisions of the Indenture).

      At any time after such a declaration of acceleration with respect to the Junior Subordinated Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Debenture Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

     (a) the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay

           (1) all overdue interest on all Junior Subordinated Debentures of such series;

           (2) the principal of and premium, if any, on any Junior Subordinated Debentures of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Junior Subordinated Debentures;

           (3) interest upon overdue interest at the rate or rates prescribed therefor in such Junior Subordinated Debentures, to the extent that payment of such interest is lawful; and

          (4)  all amounts due to the Debenture Trustee under the Indenture;

      (b) any other Debenture Event or Events of Default with respect to Junior Subordinated Debentures of such series, other than the nonpayment of the principal of the Junior Subordinated Debentures of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

    The holders of a majority in aggregate principal amount of the Junior Subordinated Debentures of all series then outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in outstanding principal amount of the Junior Subordinated
Debentures of any series may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default under the Indenture with respect to such series, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series affected. With respect to the Corresponding Junior Subordinated Debentures held by an Issuer, such Issuer may not waive compliance by the Company with certain restrictive provisions of the Corresponding Indenture or waive any past defaults thereunder without the consent of a majority in aggregate liquidation preference amount of the outstanding Preferred Securities issued by such Issuer.

    The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

      In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures and any other amounts payable under the Corresponding Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Corresponding Junior Subordinated Debentures or the related Trust Agreement, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights with respect to the Corresponding Junior Subordinated Debentures or such Trust Agreement, to the fullest extent permitted by law, without first instituting any legal proceeding against the Property Trustee or any other person. See "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreement". Notwithstanding the foregoing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of principal of or interest on the Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the Preferred Securities of such holder on or after the due dates specified in the Corresponding Junior Subordinated Debentures. See "Description of Guarantees" and "Description of Corresponding Junior Subordinated Debentures".

Certain Covenants of the Company

    The Company will covenant, as to each series of Junior Subordinated Debentures, that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, premium, if any, or interest on or repay or repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of the Company, and (b) payments under any Guarantee) if at such time (i) there shall have occurred and be continuing a payment default (whether before or after expiration of any period of grace) or a Debenture Event of Default with respect to Junior Subordinated Debentures of such series, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Preferred Securities of the Issuer to which Corresponding Junior Subordinated Debentures of such series have been issued or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to Junior Subordinated Debentures of such series and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

Consolidation, Merger, Sale of Assets and Other Transactions

    The Indenture provides that the Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) in case the Company consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any State or the District of Columbia, and such successor corporation expressly assumes the Company's obligations on all Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction And Discharge

     The principal amount of any series of Junior Subordinated Debentures issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Debenture Trustee or any Paying Agent, in trust:
(a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Junior Subordinated Debentures, Government Obligations (as defined herein), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment  thereof, will provide moneys which, together with  the  money,  if any,  deposited  with or held by the Debenture Trustee, will be  sufficient,  or
(c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Junior Subordinated Debentures of such series that are outstanding. For this purpose, Government Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

      It is possible that for United States Federal income tax purposes any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the Junior Subordinated Debentures outstanding for an issue of obligations of a trust or a direct interest in the cash and securities held in trust. In that case, holders of the Junior Subordinated Debentures
outstanding  would  recognize a gain or loss    for  United  States  Federal
income tax purposes, as if their share of trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Junior Subordinated Debentures. In addition, such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

Conversion or Exchange

    If so indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

Subordination

    In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest, if any, on the Junior Subordinated Debentures.

    In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive any payment upon the principal of, premium, if any, or interest, if any, on the Junior Subordinated Debentures.

    No payments on account of principal, premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof remaining uncured.

    The term Senior Debt is defined in the Indenture to mean all obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Junior Subordinated Debentures), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the Indenture or subsequently incurred by the Company unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures; provided that the Company's obligations under any Guarantee shall not be deemed to be Senior Debt.

    The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Governing Law

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

    The Debenture Trustee shall have, and shall be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                       DESCRIPTION OF PREFERRED SECURITIES

    Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred undivided beneficial interests in the assets of the related Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

General

    The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of an Issuer's Preferred Securities will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees".

Distributions

    Each Issuer's Preferred Securities represent preferred undivided beneficial interests in the assets of such Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears may bear interest on the amount thereof at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" as used herein includes any Additional Amounts unless otherwise stated.

    Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such
Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Corresponding Debenture Trustee is closed for business.

    If provided in the applicable Prospectus Supplement, the Company has the right under the Corresponding Indenture to defer the payment of interest on any series of the Corresponding Junior Subordinated Debentures at any time or from time to time for one or more Extension Periods, subject to the terms, conditions and covenants, if any, specified in the applicable Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. In the event that the Company exercises this right, during such Extension Period the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of the Company and (b) payments under any Guarantee). See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "-- Certain Covenants of the Company".

    It is anticipated that the revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Preferred Securities and its Common Securities. See "Description of Corresponding Junior Subordinated Debentures". If the Company does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the corresponding Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees".

    Distributions on the Preferred Securities of each Issuer will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "--Book-Entry Issuance". In the event any Preferred Securities are not in book-entry only form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the relevant Distribution Date , or as may be otherwise specified in the applicable Prospectus Supplement.

Redemption

    Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Corresponding Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the related Preferred Securities and Common Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption (the "Redemption Date"), at a redemption price equal to the aggregate liquidation preference amount of such Preferred Securities plus accumulated and unpaid Distributions thereon to the Redemption Date and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debentures (the "Redemption Price"). See "Description of Corresponding Junior Subordinated Debentures--Optional Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

    The Company will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) in whole at any time or in part from time to time, as described under "Description of Corresponding Junior Subordinated Debentures--Optional Redemption", (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

    Special  Event  Redemption  or  Distribution       of  Corresponding  Junior
Subordinated Debentures. If a Special Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. Whether or not a Special Event has occurred, the Company has the right, at any time, to terminate the related Issuer and, after satisfaction of liabilities to creditors of such Issuer, if any, as provided by applicable law, cause such Corresponding Junior Subordinated Debentures to be distributed to the holders of the related Preferred Securities and Common Securities in liquidation of such Issuer. If the Company does not elect any of the options described above, the applicable series of Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Interest (as described under "Description of Corresponding Junior Subordinated Debentures -- Certain Covenants of the Company") will be payable on the Corresponding Junior Subordinated Debentures.

    "Tax Event" means the receipt by an Issuer of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the series of Preferred Securities by such Issuer under the related Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date thereof, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the an Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by such Issuer.

    "Like Amount" means (i) with respect to a redemption of any series of Preferred Securities, Preferred Securities and Common Securities of such series having a Liquidation Preference Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Corresponding Indenture and the proceeds of which will be used to pay the Redemption Price of such Preferred Securities and Common Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Preferred Securities in connection with a termination and liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Preference Amount of the Preferred Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed. "Liquidation Preference Amount" means the stated amount of $25 per Preferred Security and Common Security.

    After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution, (iii) the Company will use its reasonable efforts to list the Corresponding Junior Subordinated Debentures on the NYSE or such other exchanges or other organizations, if any, on which the
Preferred  Securities are then listed or traded and (iv)       any  certificates
representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a termination and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on termination and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Redemption Procedures

    Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subor dination of Common Securities".

    If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "--Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such
Preferred Securities as of the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the
Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Company pursuant to the related Guarantee as described under "Description of Guarantees", Distributions on such Preferred
Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of
Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities as of the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the Redemption Date or liquidation date, as applicable, or as may be specified in the applicable Prospectus Supplement.

    If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Preference Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Preference Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the transfer agent and registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Preference Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Preference Amount of Preferred Securities which has been or is to be redeemed.

       Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Preferred Securities to be redeemed at its registered address.

Subordination of Common Securities

    Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Preference Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date , any Event of Default (as defined below) resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

    In the case of any Event of Default resulting from a Debenture Event of Default, the Company, as holder of such Issuer's Common Securities, will be deemed to have waived any right to act with respect to any such Event of Default under the related Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under such Trust Agreement with respect to such Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the related Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution upon Termination

    Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall be terminated on the first to occur of:
(i) the occurrence of certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the delivery of written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of the Company as Depositor of such Issuer) (see "--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures");
(iii) the redemption of all of such Issuer's Preferred Securities as described under "--Redemption"; and (iv) an order for the termination of such Issuer shall have been entered by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii) or (iv) above, such Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer, if any, as provided by applicable law, to the holders of such Preferred Securities and Common
Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer, if any, as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Preference Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the
Common    Securities.

Events of Default; Notice

    Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (i)   the   occurrence  of  a  Debenture  Event  of  Default  under   the
   Corresponding Indenture (see "Description of Junior Subordinated Debentures- -Debenture Events of Default"); or

       (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

       (iii) default by the Issuer in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

       (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 10% in aggregate Liquidation Preference Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

       (v) the occurrence of certain events of bankruptcy with respect to the Issuer.

    Within five Business Days after the occurrence of any Event of Default known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Company, as depositor, unless such Event of Default shall have been cured or waived. The Company, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default with respect to any Corresponding Junior Subordinated Debentures has occurred and is continuing, the related Preferred Securities shall have a preference over the related Common Securities upon termination of the applicable Issuer as described above. See "--Liquidation Distribution upon Termination".

Removal of Issuer Trustees

       Unless a Debenture Event of Default with respect to any Corresponding Junior Subordinated Debentures shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the related Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Preference Amount of the outstanding related Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-trustees and Separate Property Trustee

    Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the applicable
    Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Property Trustee shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property
Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default with respect to any Corresponding Junior Subordinated Debentures has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

    Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under any Trust Agreement, provided such entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuers

       An  Issuer  may  not merge with or into, consolidate, amalgamate,  or  be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. An Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the related Preferred Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to such Preferred Securities or (b) substitutes for such Preferred Securities other securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the related Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause such Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of such Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to such Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the related Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in aggregate Liquidation Preference Amount of such Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such Issuer or the successor entity to be classified as other than a "grantor trust" for United States Federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

    Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and each Trust Agreement, the holders of the Preferred Securities will have no voting rights.

       Each Trust Agreement may be amended from time to time by the Company and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, that shall not be inconsistent with the other provisions of such Trust Agreement, (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that such Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any of its Preferred Securities and Common Securities are outstanding or to ensure that such Issuer will not be required to register as an "investment company" under the Investment Company Act, or (iii) to effect the acceptance of appointment by a successor Issuer Trustee; provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any holder of such Preferred Securities or Common Securities, and, in the case of clause (i), any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. Each Trust Agreement may be amended by the Administrative Trustees and the Company with (i) the consent of holders representing a majority (based upon Liquidation Preference Amounts) of the related outstanding Preferred Securities and Common Securities and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect such Issuer's status as a grantor trust for United States Federal income tax purposes or such Issuer's exemption from status of an "investment company" under the Investment Company Act, provided that without the consent of each holder of such Preferred Securities and Common Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on such Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of such Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of holders of such Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date as described below.

    So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Corresponding Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waiveable under Section 813 of the Corresponding Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Corresponding Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Preference Amount of all related outstanding Preferred Securities; provided, however, that where a consent under the Corresponding Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify all holders of any series of Preferred Securities of any notice of default with respect to the related Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of such Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an Opinion of Counsel experienced in such matters to the effect that the related Issuer will be classified as a "grantor trust" and not as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

    If the Property Trustee fails to enforce its rights under the Corresponding Junior Subordinated Debentures or the related Trust Agreement, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights with respect to the Corresponding Junior Subordinated Debentures or such Trust Agreement, to the fullest extent permitted by law, without first instituting any legal proceeding against the Property Trustee or any other person. Notwithstanding the foregoing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of principal of or interest on the Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Preference Amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Debentures. See "Description of Guarantees".


       Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

    No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustee or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

       Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative
Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Property Trustee and the Company).

Book-Entry Issuance

    DTC will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer, representing the aggregate total number of such Issuer's Preferred Securities, and will be deposited with DTC.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer is discontinued.

    To facilitate subsequent transfers, all of the Preferred Securities deposited by the Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

    Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer thereof or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities at any time by giving reasonable notice to the relevant Issuer and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in Liquidation Preference Amount of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer's Preferred Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Company believe to be accurate, but the Issuers and the Company assume no responsibility for the accuracy thereof. Neither the Issuers nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Registrar and Transfer Agent

    Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or
exchange.   The  Issuers  will  not be required  to  register  or  cause  to  be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified other than as a "grantor trust" for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

    Holders of the Preferred Securities have no preemptive or similar rights.

    No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.


                            DESCRIPTION OF GUARANTEES

    Each Guarantee will be executed and delivered by the Company concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Bank of New York will act as indenture trustee (the "Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of each Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

General

    The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the related Issuer of such Preferred Securities may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor, (ii) the Redemption Price with respect to any Preferred
Securities called for redemption to the extent that such Issuer has funds on hand available therefor, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the aggregate of the Liquidation Preference Amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the related Issuer to pay such amounts to such holders.

    Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

    If the Company does not make interest payments on the Corresponding Junior Subordinated Debentures held by an Issuer, it is expected that such Issuer will not pay Distributions on the related Preferred Securities and will not have funds available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "--Status of the Guarantees". Except as otherwise provided in the applicable Prospectus Supplement, none of the Guarantees will limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Corresponding Indenture, any other indenture that the Company may enter into in the future or otherwise.

    The Company has, through the Guarantees, the Trust Agreements, the Corresponding Junior Subordinated Debentures, the Corresponding Indenture and the Expense Agreements, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuers' obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuers' obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the
Corresponding Junior Subordinated Debentures and the    Guarantees".

Status of the Guarantees

    Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt.

    Each Guarantee will rank pari passu with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the related Guarantee Payments in full to the extent not paid by the related Issuer or upon distribution to the holders of the related Preferred Securities of the related Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

    Except with respect to any changes that do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Preference Amount of such outstanding Preferred Securities. The manner of obtaining any such approval is set forth under "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

Events of Default

    An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Preference Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

    Any holder of the related Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the related Issuer, the Guarantee Trustee or any other person or entity.

    The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantees.

Information Concerning the Guarantee Trustee

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Notwithstanding this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

    Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of related Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Governing Law

    Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreements

    Pursuant to the Expense Agreements entered into by the Company under the Trust Agreements (the "Expense Agreements"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom each Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of such Issuer, other than obligations of such Issuer to pay to the holders of the related Preferred Securities or other similar interests in such Issuer the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.


           DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

    The Corresponding Junior Subordinated Debentures are to be issued in one or more series of Junior Subordinated Debentures under the Corresponding Indenture with terms corresponding to the terms of the related Preferred Securities. For a summary of certain terms and provisions of Junior Subordinated Debentures that, except where noted, pertains in all respects to the Corresponding Junior Subordinated Debentures, see "Description of Junior Subordinated Debentures". This summary of certain additional terms and provisions of the Corresponding Junior Subordinated Debentures and the Corresponding Indenture pertains only to the Corresponding Junior Subordinated Debentures and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Corresponding Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Corresponding Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

General

    Concurrently with the issuance of each Issuer's Preferred Securities, the Issuer will invest the proceeds thereof and the consideration paid by the
Company for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by the Company to the Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Preference Amount of the related Preferred Securities plus the Company's concurrent investment in the Common Securities and will rank pari passu with all other series of Junior Subordinated Debentures. The Corresponding Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Corresponding Indenture to all Senior Debt of the Company. See "Description of Junior Subordinated Debentures--Subordination" and the Prospectus Supplement relating to any offering of related Preferred Securities.

Optional Redemption

       The Company may, at its option, redeem the Corresponding Junior Subordinated Debentures of any series, in whole at any time or in part from time to time as set forth in the applicable Prospectus Supplement. Except as otherwise set forth in the applicable Prospectus Supplement, the redemption price for any Corresponding Junior Subordinated Debentures so redeemed shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. See "Description of Junior Subordinated Debentures--Redemption".

    If a Special Event in respect of an Issuer or a Debenture Tax Event shall occur and be continuing, the Company may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Special Event or Debenture Tax Event, in whole but not in part, subject to the provisions of the Corresponding Indenture. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

    For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the related Preferred Securities in accordance with their terms. The Company may not redeem less than all of Corresponding Junior Subordinated Debentures unless all accrued and unpaid interest if any, has been paid in full on all outstanding Corresponding Junior Subordinated Debentures for all interest periods terminating on or prior to the Redemption Date.

Certain Covenants of the Company

    The Company will covenant in the Corresponding Indenture as to each series of Corresponding Junior Subordinated Debentures, that so long as any Preferred Securities remain outstanding, if the Issuer which issued such Preferred Securities shall be required to pay, with respect to its income derived from the interest payments on the Corresponding Junior Subordinated Debentures of any series, any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as interest on such series such Additional Interest as may be necessary in order that the net amounts received and retained by such Issuer after the payment of such taxes, duties, assessments or governmental charges shall result in such Issuer's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

    The Company will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Corresponding Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, (iii) to remain the sole depositor under the related Trust Agreement of such Issuer and timely perform in all material respects all of its duties as depositor of such Issuer, and (iv) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain a business trust and otherwise continue to be treated as a "grantor trust" for United States Federal income tax purposes.


                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
       THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

    As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the corresponding Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Preference Amount of the corresponding Preferred Securities and corresponding Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the related Issuer except such Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that such Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

    Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees". Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debentures, the Corresponding Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on any series of
Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedies of holders of a series of Preferred Securities are as described above under "Description of Junior Subordinated Debentures -- Debenture Events of Default" and "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement". The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.


    Notwithstanding anything to the contrary in the Corresponding Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

    A holder of any related Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

       Each Issuer's Preferred Securities evidence the rights of the holders thereof to the benefits of such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and the rights of a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions only from the related issuer (or from the Company under the applicable Guarantee) if and to the extent the related Issuer has funds available for the payment of such Distributions.

    Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer not involving the distribution of the Corresponding Junior Subordinated Debentures, after satisfaction of creditors of such Issuer, if any, as provided by applicable law, the holders of Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, but entitled  to  receive  payment in full of principal  and  interest,  before  any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

    A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Corresponding Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Corresponding Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute a Debenture Event of Default under the Corresponding Indenture with respect to such series.


                              PLAN OF DISTRIBUTION

    The Junior Subordinated Debentures and the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Company and each Issuer may sell their respective Junior Subordinated Debentures and Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures and Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

    Underwriters may offer and sell Junior Subordinated Debentures and Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Company and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures and Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

    Any underwriting compensation paid by the Company and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures and Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be set forth in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures and Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures and Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Company and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

    In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

    Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

    The Junior Subordinated Debentures and the Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures and Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures and Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

No  person has been authorized  to
give  any information or  to  make
any   representation  other   than        _____ Preferred Securities
those contained in this Prospectus
Supplement or the Prospectus, and,
if given or made, such information             ENTERGY ARKANSAS
or  representations  must  not  be
relied   upon   as   having   been                CAPITAL I
authorized.     This    Prospectus
Supplement  and the Prospectus  do
not constitute an offer to sell or                  _____%
a  solicitation of an offer to buy
such     securities     in     any           Cumulative Quarterly
circumstances in which such  offer       Income Preferred Securities,
or   solicitation   is   unlawful.            Series A (QUIPSsm)
Neither   the  delivery  of   this
Prospectus  Supplement   and   the        fully and unconditionally
Prospectus  nor  any   sale   made                guaranteed
hereunder    shall,   under    any          asset forth herein by
circumstances,     create      any
implication that there has been no          ENTERGY ARKANSAS, INC.
change  in  the  affairs  of   the
Company  since the date hereof  or
that   the  information  contained
herein or therein is correct as of
any time subsequent to its date.             ____________________

                                            PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS
                                             ____________________
      Prospectus Supplement
  Risk Factors                               Goldman, Sachs & Co.
  Entergy Arkansas Capital I
  Use of Proceeds                            ____________________
  Selected Financial Information
  Capitalization                             ____________________
  Accounting Treatment
  Certain Terms of the Series A
Preferred Securities                        Representatives of the
Securities                                       Underwriters
  Certain Terms of the Series A
Debentures
  Certain United States Federal
Income Tax Considerations

  Underwriting
  Experts
  Legal Opinions
  Underwriting
  Experts
  Legal Opinions

            Prospectus
  Available Information
  Incorporation of Certain
Documents by Reference

  The Company
  The Issuers
  Use of Proceeds
  Description of Junior
Subordinated Debentures
  Description of Preferred
Securities
  Description of Guarantees
  Description of Corresponding
Junior Subordinated Debentures
  Relationship Among the Preferred
  Securities, the Corresponding
    Junior Subordinated
    Debentures and the Guarantees
  Plan of Distribution

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

                                                                   Each
                                                  Initial       Additional
                                                    Sale           Sale
 Filing Fees_Securities and Exchange
 Commission:
     Registration Statement                        $ 51,725          $    -
 *Rating Agencies' fees                              25,000           25,000
 *Trustees' fees                                      6,000            3,000
 *Fees of Company's Counsel:
     Friday, Eldredge & Clark                        20,000           20,000
     Richards, Layton & Finger, P.A.                 35,000           20,000
     Reid & Priest LLP                               50,000           30,000
 *Fees of Entergy Services, Inc.                     35,000           25,000
 *Accounting fees                                    12,000            6,000
 *Printing and engraving costs                       40,000           25,000
 *Miscellaneous expenses (including Blue-Sky
 expenses)                                           20,000           15,000
                                                 ----------        ---------
          *Total Expenses                          $294,725         $169,000
                                                 ==========        =========
___________________
*Estimated


Item 15.  Indemnification of Directors and Officers.

      The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and under the Company's Restated and Amended Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.

Item 16.  Exhibits.

     ***1.01      Form   of   Underwriting   Agreement   relating   to   Junior
                  Subordinated Debentures.
     ***1.02      Form   of   Underwriting  Agreement  relating  to   Preferred
                  Securities.
          **4.01  Amended and Restated Articles of Incorporation of the Company
                  and  amendments  thereto through April  22,  1996  (filed  as
                  Exhibit  3(a)  to Form 10-Q for the quarter ended  March  31,
                  1996 in 1-10764).
          **4.02  By-Laws of the Company as amended effective May 5, 1994,  and as presently in effect (filed as Exhibit 4(f) in 33-50289).
            4.03  Form of Indenture for Unsecured Subordinated Debt Securities,
                  dated  as  of    August 1    , 1996, between the Company  and
                  The Bank of New York as Debenture Trustee.
            4.04  Form of Indenture for Unsecured Subordinated Debt Securities
                  relating to Trust Securities, dated as of    August 1,
                      1996, between the Company and The Bank of New York as
                  Corresponding Debenture Trustee.
     ***4.05      Certificate of Trust of Entergy Arkansas Capital I.
     ***4.06      Trust Agreement of Entergy Arkansas Capital I.
     ***4.07      Certificate of Trust of Entergy Arkansas Capital II.
     ***4.08      Trust Agreement of Entergy Arkansas Capital II.
     ***4.09      Certificate of Trust of Entergy Arkansas Capital III.
     ***4.10      Trust Agreement of Entergy Arkansas Capital III.
            4.11  Form  of  Amended  and Restated Trust Agreement  for  Entergy
                  Arkansas Capital I.
            4.12  Form  of  Preferred Security Certificate for Entergy Arkansas
                  Capital I (included as Exhibit E of Exhibit 4.11 hereto).
     ***4.13      Form  of  Guarantee Agreement in respect of Entergy  Arkansas
                  Capital I.
            4.14  Form  of  Amended  and Restated Trust Agreement  for  Entergy
                  Arkansas Capital II.
            4.15  Form  of  Preferred Security Certificate for Entergy Arkansas
                  Capital II (included as Exhibit E of Exhibit 4.14 hereto).
     ***4.16      Form  of  Guarantee Agreement in respect of Entergy  Arkansas
                  Capital II.
            4.17  Form of Amended and Restated Trust Agreement for Entergy
                  Arkansas Capital III.
            4.18  Form of Preferred Security Certificate for Entergy Arkansas
                  Capital III (included as Exhibit E of Exhibit 4.17 hereto).
     ***4.19      Form of Guarantee Agreement in respect of Entergy Arkansas
                  Capital III.
            4.20  Form of Officer's Certificate establishing terms of Junior
                  Subordinated Debentures (including form of Junior
                  Subordinated Debenture).
            4.21  Form of Officer's Certificate establishing terms of
                  Corresponding Junior Subordinated Debentures (including form of Corresponding Junior Subordinated Debenture).
         ***5.01  Opinion of Friday, Eldredge & Clark, general counsel for the
                  Company, relating to the validity of the Junior Subordinated
                  Debentures and the Guarantees.
         ***5.02  Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of Entergy Arkansas Capital I.
         ***5.03  Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of Entergy Arkansas Capital II.
     ***5.04      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of Entergy Arkansas Capital III.
     ***5.05      Opinion of Reid & Priest LLP, relating to the validity of the
                  Junior Subordinated Debentures and the Guarantees.
     ***8.01      Opinion of Reid & Priest LLP, as to United States tax matters
                  (included in Exhibit 5.05 hereto).
    ***12.01      Statement Re: Computation of Ratio of Earnings to Fixed
                  Charges (filed as Exhibit 99(c) to Form 10-Q for the quarter ended March 31, 1996 in 1-8474).
    ***23.01      Consent of Coopers & Lybrand L.L.P.
    ***23.02      Consent of Deloitte & Touche LLP.
    ***23.03      Consent of Friday, Eldredge & Clark (included in Exhibit 5.01 hereto).
    ***23.04      Consent of Richards, Layton & Finger, P.A., special Delaware counsel (included in Exhibit 5.02 hereto).
    ***23.05      Consent of Richards, Layton & Finger, P.A., special Delaware counsel (included in Exhibit 5.03 hereto).
    ***23.06      Consent of Richards, Layton & Finger, P.A., special Delaware counsel (included in Exhibit 5.04 hereto).
    ***23.07      Consent of Reid & Priest LLP (included in Exhibit 5.05
                  hereto).
    ***24.01      Powers of Attorney of certain officers and directors of the
                  Company.
    ***25.01      Statement of Eligibility under the Trust Indenture Act of
                  1939 of The Bank of New York, as Trustee for the Indenture
                  for Unsecured Subordinated Debt Securities.
    ***25.02      Statement of Eligibility under the Trust Indenture Act of
                  1939 of The Bank of New York, as Trustee for the Indenture
                  for Unsecured Subordinated Debt Securities relating to Trust
                  Securities.
    ***25.03      Statement of Eligibility under the Trust Indenture Act of
                  1939 of The Bank of New York, as Property Trustee for the
                  Amended and Restated Trust Agreement of Entergy Arkansas
                  Capital I.
    ***25.04      Statement of Eligibility under the Trust Indenture Act of
                  1939 of The Bank of New York, as Guarantee Trustee for the
                  Guarantee for Entergy Arkansas Capital I.
    ***25.05      Statement of Eligibility under the Trust Indenture Act of
                  1939 of The Bank of New York, as Property Trustee for the
                  Amended and Restated Trust Agreement of Entergy Arkansas
                  Capital II.
    ***25.06      Statement of Eligibility under the Trust Indenture Act of
                  1939 of The Bank of New York, as Guarantee Trustee for the
                  Guarantee for Entergy Arkansas Capital II.
    ***25.07      Statement of Eligibility under the Trust Indenture Act of
                  1939 of The Bank of New York, as Property Trustee for the
                  Amended and Restated Trust Agreement of Entergy Arkansas
                  Capital III.
    ***25.08      Statement of Eligibility under the Trust Indenture Act of
                  1939 of The Bank of New York, as Guarantee Trustee for the
                  Guarantee for Entergy Arkansas Capital III.
__________
**Incorporated by reference herein.
   ***Previously filed.


Item 17.  Undertakings.

     The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (6) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (8) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 17th day of July, 1996.

                          ENTERGY ARKANSAS, INC.


                          By   /s/William J. Regan, Jr.
                               William J. Regan, Jr.
                               Vice President and Treasurer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                          Title                      Date
     --------------                ---------------------           ----------

                                  Chairman of the Board,
                                Chief Executive Officer and
     Edwin Lupberger                     Director
                               (Principal Executive Officer)


By:/s/ William J. Regan, Jr.                                      July 17, 1996
  William J. Regan, Jr.
    Attorney-in-fact


                                 Executive Vice President
                                 Chief Financial Officer,
   Gerald D. McInvale                  and Director
                               (Principal Financial Officer)


By:/s/ William J. Regan, Jr.                                      July 17, 1996
  William J. Regan, Jr.
    Attorney-in-fact


                                    Vice President and
   Louis E. Buck, Jr.            Chief Accounting Officer
                              (Principal Accounting Officer)


By: /s/William J. Regan, Jr.                                      July 17, 1996
  William J. Regan, Jr.
    Attorney-in-fact


Michael B. Bemis           )             Directors
Jerry L. Maulden           )
Donald C. Hintz            )
Jerry D. Jackson           )
R. Drake Keith             )


By:/s/ William J. Regan, Jr.                                      July 17, 1996
  William J. Regan, Jr.
    Attorney-in-fact

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants, Entergy Arkansas Capital I, Entergy Arkansas Capital II and Entergy Arkansas Capital III, each certifies that it has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 17th day of July, 1996.



                                Entergy Arkansas Capital I
                                By:  Entergy Arkansas, Inc., as depositor



                                By:  /s/ William J. Regan, Jr.
                                       Name:  William J. Regan, Jr.
                                       Title:  Vice President and Treasurer


                                Entergy Arkansas Capital II
                                By:  Entergy Arkansas, Inc., as depositor



                                By:  /s/ William J. Regan, Jr.
                                Name:  William J. Regan, Jr.
                                Title:  Vice President and Treasurer


                                Entergy Arkansas Capital III
                                By:  Entergy Arkansas, Inc., as depositor



                                By:  /s/ William J. Regan, Jr.
                                Name:  William J. Regan, Jr.
                                Title:  Vice President and Treasurer